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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 27, 1995 on the balance sheet of Dynamic Matrix Control Corporation as of December 31, 1994 and the related statements of income and retained earnings and cash flows for the year then ended, appearing in Amendment No. 2 on Form 8-K/A to the Current Report on Form 8-K dated January 5, 1996 of Aspen Technology, Inc.

                                            KELLEY, RANSHAW & CO.

Houston, Texas

June 5, 1996